UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Lord Abbett Global Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Homepage

Proxy Information – Global Equity Fund
Lord Abbett is proposing changes to the Global Equity Fund that require shareholder approval. Please click on the above link to read more about the proposal and/or log onto Lord Abbett’s Website to vote.

Proxy Voting Page

Open Votes

Voting is now open for the funds listed below. The proposal is described in depth in the Proxy Statement and Question and Answer Summary.

To vote, click the go button and log in using your 14-digit control number located in the upper left-hand corner of your proxy ballot (which was mailed to all shareholders of the Fund).

In addition to voting on the Internet, you also can vote (or change your vote) by phone, by mail, or in person at the shareholder meeting. Please refer to your proxy ballot for more information. You may revoke your proxy in the manner set forth in the Proxy Statement.

Fund Name  Global Equity Fund

Proxy Statement & Question and Answer Summary  View Proxy Statement & Question and Answer Summary

Deadline  May 15, 2008

Vendor Voting Page

ProxyWebSM Internet Proxy Voting Service

Please Enter Control Number from Your Proxy Card:

Check here ☐ to vote all proposals as the Board recommends, then click the VOTE button below.
-OR-

To vote each proposal separately, click the VOTE button only.

VOTE

ProxyWebSM is a service of:
Broadridge Financial Solutions, Inc.

This site is best viewed using
Netscape version 4.7 or Internet Explorer version 5.0 or higher and using a display resolution of 800 X 600.

Full service proxy specialists